UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2005

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I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 459-2405

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2006, at the board of directors meeting that followed I-trax, Inc.’s annual meeting of stockholders, the board elected Dr. Raymond J. Fabius to the board to hold office until I-trax’s 2007 annual meeting of stockholders.

Dr. Fabius has served as the President and Chief Medical Officer of I-trax since May 2005. Previously, Dr. Fabius served as global medical leader at General Electric Co., where he oversaw an ambulatory network of over 200 on-site clinics in 29 countries and Puerto Rico. From 2000 to 2002, Dr. Fabius served as senior medical director for Aetna e.Health Activities, providing clinical leadership for Aetna’s website, InteliHealth, and the company’s data warehouse subsidiary, US Quality Algorithms. Prior to 2000, Dr. Fabius served Aetna US Healthcare as corporate medical director for national accounts and corporate medical director for utilization management, disease management, and quality improvement.

The employment agreement between I-trax and Dr. Fabius was disclosed in I-trax’s current report on Form 8-K dated May 3, 2005 and I-trax’s 2006 Proxy Statement filed with the Securities and Exchange Commission on May 3, 2005 and April 19, 2006, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-TRAX, INC.

Date: May 22, 2006	By:	/s/ Frank A. Martin
	Name:	Frank A. Martin
	Title:	Chairman